                                                                    Exhibit 99.1


                             (RENAL CARE GROUP LOGO)

                              N e w s R e l e a s e

CONTACT:    TERRY PROVEAUX
            DIRECTOR OF INVESTOR RELATIONS
            615-345-5577

                           RENAL CARE GROUP ANNOUNCES
           FIRST QUARTER RESULTS AND INCREASES EPS OBJECTIVE FOR 2004

                   COMPANY DECLARES THREE-FOR-TWO STOCK SPLIT

Nashville, Tennessee, (April 27, 2004) -- Renal Care Group, Inc. (NYSE:RCI) today announced results for the quarter ended March 31, 2004, and increased its EPS objective for fiscal year 2004. The Company also announced a three-for-two stock split.

      Gary Brukardt, the Company's president and chief executive officer, commented, "We successfully completed the acquisition of National Nephrology Associates ("NNA") in early April. Immediately after we announced the acquisition agreement in February, associates from various clinical and operational disciplines of both companies came together to identify and implement best demonstrated practices. We believe we can achieve better results for our patients by implementing these best practices. I thank all 8,000 associates of the combined company for their hard work, flexibility and dedication to delivering optimal care as we continue to execute the transition and integration of NNA's operations into Renal Care Group."

      For the first quarter ended March 31, 2004, Renal Care Group's net revenues increased 14.8% to $278.0 million compared with net revenues of $242.1 million for the same period in 2003. Net income for the first quarter of 2004 rose 38.3% to $30.1 million, or $0.63 per diluted share, compared with net income of $21.8 million, or $0.44 per diluted share, in the first quarter of 2003.

      David Dill, executive vice president and chief financial officer of Renal Care Group, said, "We are pleased to report excellent results for the first quarter of 2004. Net income for the period was positively impacted by favorable resolutions of contractual issues with certain payors, which contributed approximately $0.06 per diluted share to net income in the first quarter. Excluding the impact of these resolutions, our non-GAAP earnings per share grew approximately 11.8% compared with non-GAAP earnings per share for the first quarter of 2003."


      Mr. Dill added, "In light of the progress we have made with the NNA integration and our first quarter results, we expect to achieve earnings per share of between $2.54 and $2.64 for 2004. This revised EPS objective takes into account the substantial completion of the share repurchase plan we announced in late October 2003 and the favorable resolutions of these payor issues."

      The Company also announced that its Board of Directors has approved a three-for-two stock split to be effected in the form of a stock dividend. One additional share of common stock will be issued for every two shares held by shareholders of record as of the close of business on May 7, 2004. The additional shares will be distributed on or about May 24, 2004. Renal Care Group currently has approximately 44.5 million shares of common stock outstanding and approximately 9.7 million treasury shares.

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
RCI Announces First Quarter Results
Page 2
April 27, 2004


      Mr. Brukardt said, "The Board's decision to approve a three-for-two stock split was based on the strong financial outlook for the Company coupled with our goals to broaden our shareholder base and provide greater market liquidity."

      GAAP results for the quarter ended March 31, 2004, give effect to resolutions of contractual issues with payors that were unusual in amount and timing, which favorably impacted earnings per share by $0.06 per diluted share. Excluding the effect of these resolutions, non-GAAP net income for the quarter ended March 31, 2004, was $27.2 million, or $0.57 per diluted share. GAAP results for the quarter ended March 31, 2003, give effect to a non-recurring, after-tax charge of $0.07 per diluted share, related to a retirement package for the Company's former chairman and founder. Excluding the effect of the retirement package, non-GAAP net income for the quarter ended March 31, 2003, was $25.1 million, or $0.51 per diluted share. Renal Care Group has decided to present the non-GAAP information to give investors a means of comparing the Company's normalized operational performance in the quarter ended March 31, 2004, with its operational performance in the same period in 2003 before the impact of the resolutions of the payor contract issues and the one-time charge related to the retirement package. A reconciliation between the non-GAAP results and the Company's GAAP results accompanies this press release.

      Renal Care Group will hold a conference call to discuss this press release on Wednesday, April 28, 2004, at 11:00 a.m. Eastern Time. A listen-only simulcast, as well as a 12-month replay, of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com.

      Renal Care Group, Inc. is a specialized dialysis services company that provides care to patients with kidney disease. The Company currently treats over 28,000 patients at more than 390 owned outpatient dialysis facilities, in addition to providing acute dialysis services at more than 190 hospitals. Over 8,000 associates provide services across the Company's 30-state network. More information about Renal Care Group, Inc. may be found at www.renalcaregroup.com.

      Certain statements in this press release, particularly those of Mr. Brukardt and Mr. Dill, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are usually preceded by words like expect, plan, intend, believe, will and the like, include statements that necessarily depend on future events. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: changes in the Medicare and Medicaid programs; payment reductions by private insurers, hospitals or managed care organizations; changes in the health care delivery, financing or reimbursement systems; risks related to the drug Epogen (EPO); compliance with health care and other applicable laws; the integration of acquired companies; and dependence on executive officers. These and other factors affecting the Company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's annual report on Form 10-K for the year ended December 31, 2003, as amended, its current report on Form 8-K as filed with the SEC on April 19, 2004; and any quarterly reports on Form 10-Q filed after that annual report. Copies of these filings are available from Renal Care Group upon request.


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
RCI Announces First Quarter Results
Page 3
April 27, 2004


                             RENAL CARE GROUP, INC.
               UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                     ---------------------
                                                       2004         2003
                                                     --------     --------
Net revenue                                          $278,028     $242,143

Operating costs and expenses:
  Patient care costs                                  179,372      157,477
  General and administrative expenses                  22,676       26,288
  Provision for doubtful accounts                       7,110        6,412
  Depreciation and amortization                        12,163       10,298
                                                     --------     --------
   Total operating costs and expenses                 221,321      200,475

Income from operations                                 56,707       41,668

Interest expense, net                                     965          285
                                                     --------     --------

Income before minority interest and income taxes       55,742       41,383

Minority interest                                       7,214        6,308
                                                     --------     --------

Income before income taxes                             48,528       35,075

Provision for income taxes                             18,441       13,323
                                                     --------     --------

Net income                                           $ 30,087     $ 21,752
                                                     ========     ========

Diluted net income per share                         $   0.63     $   0.44
                                                     ========     ========

Diluted weighted average shares outstanding            47,482       49,430
                                                     ========     ========



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
RCI Announces First Quarter Results
Page 4
April 27, 2004



                             RENAL CARE GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                MARCH 31,    DECEMBER 31,
                                                                  2004          2003
                                                               ---------      ---------
                                                              (unaudited)
ASSETS:
Current assets:
  Cash and cash equivalents                                    $  37,606      $  50,295
  Accounts receivable, net                                       188,729        173,679
  Other current assets                                            47,089         68,130
                                                               ---------      ---------
   Total current assets                                          273,424        292,104

Property, plant and equipment, net                               236,008        224,397
Goodwill, intangible assets and other assets, net                354,470        303,372
                                                               ---------      ---------

   TOTAL ASSETS                                                $ 863,902      $ 819,873
                                                               =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Total current liabilities                                      $ 161,220      $ 169,437
Long-term debt, net of current portion                           143,171          2,652
Other long-term liabilities                                       80,787         76,939
                                                               ---------      ---------
   Total liabilities                                             385,178        249,028
                                                               ---------      ---------

Stockholders' equity:
  Common stock, $0.01 par value, 90,000 shares authorized,
   54,136 and 53,643 shares issued, respectively                     541            536
  Treasury stock, 9,628 and 6,641 shares, respectively          (370,040)      (234,404)
  Additional paid-in capital                                     388,106        374,683
  Retained earnings                                              460,117        430,030
                                                               ---------      ---------

   Total stockholders' equity                                    478,724        570,845
                                                               ---------      ---------

   TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                                     $ 863,902      $ 819,873
                                                               =========      =========


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
RCI Announces First Quarter Results
Page 5
April 27, 2004


                             RENAL CARE GROUP, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                        ------------------------
                                                                           2004           2003
                                                                        ---------      ---------
Operating Activities:
  Net income                                                            $  30,087      $  21,752
  Adjustments to reconcile net income to
    net cash provided by operating activities:
     Depreciation and amortization                                         12,163         10,298
     Loss on sale of property and equipment                                   154            136
     Income applicable to minority interest                                 7,214          6,308
     Distributions to minority shareholders                                (3,561)        (9,620)
     Changes in operating assets and liabilities,
       net of effects from acquisitions                                      (600)         3,306
                                                                        ---------      ---------
        Net cash provided by operating activities                          45,457         32,180
                                                                        ---------      ---------

Investing Activities:
  Purchases of property and equipment, net                                (19,118)       (17,896)
  Cash paid for acquisitions, net of cash acquired                        (55,768)            --
  Change in other assets                                                   (3,173)           225
                                                                        ---------      ---------
        Net cash used in investing activities                             (78,059)       (17,671)
                                                                        ---------      ---------

Financing Activities:
  Net borrowings (payments) under line of credit and capital leases        25,921         (7,420)
  Net proceeds from issuance of long-term debt                            120,000             --
  Net proceeds from issuance of common stock                                9,628          3,047
  Repurchase of treasury shares                                          (135,636)        (4,380)
                                                                        ---------      ---------
        Net cash provided by (used in) financing activities                19,913         (8,753)
                                                                        ---------      ---------

(Decrease) increase in cash and cash equivalents                          (12,689)         5,756

Cash and cash equivalents, at beginning of year                            50,295         38,359
                                                                        ---------      ---------

Cash and cash equivalents, at end of year                               $  37,606      $  44,115
                                                                        =========      =========


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
RCI Announces First Quarter Results
Page 6
April 27, 2004



                             RENAL CARE GROUP, INC.
                  SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                          ---------------------------------------------------------------------------
                                                           2004                                 2003
                                          -----------------------------------     -----------------------------------
                                                                       Non-                                    Non-
                                           GAAP(1)    Difference      GAAP(2)      GAAP(1)    Difference      GAAP(3)
                                          --------    ----------     --------     --------    ----------     --------
Net revenue                               $278,028     $ (4,700)     $273,328     $242,143           $-      $242,143

Operating costs and expenses:
  Patient care costs                       179,372           --       179,372      157,477           --       157,477
  General and administrative expenses       22,676           --        22,676       26,288       (5,430)       20,858
  Provision for doubtful accounts            7,110           --         7,110        6,412           --         6,412
  Depreciation and amortization             12,163           --        12,163       10,298           --        10,298
                                          --------     --------      --------     --------     --------      --------
   Total operating costs and expenses      221,321           --       221,321      200,475       (5,430)      195,045

Income from operations                      56,707       (4,700)       52,007       41,668        5,430        47,098

Interest expense, net                          965           --           965          285           --           285
                                          --------     --------      --------     --------     --------      --------

Income before minority interest
  and income taxes                          55,742       (4,700)       51,042       41,383        5,430        46,813

Minority interest                            7,214           --         7,214        6,308           --         6,308
                                          --------     --------      --------     --------     --------      --------

Income before income taxes                  48,528       (4,700)       43,828       35,075        5,430        40,505

Provision for income taxes                  18,441       (1,786)       16,655       13,323        2,063        15,386
                                          --------     --------      --------     --------     --------      --------

Net income                                $ 30,087     $ (2,914)     $ 27,173     $ 21,752     $  3,367      $ 25,119
                                          ========     ========      ========     ========     ========      ========

Diluted net income per share              $   0.63     $  (0.06)     $   0.57     $   0.44     $   0.07      $   0.51
                                          ========     ========      ========     ========     ========      ========

Weighted average shares outstanding         47,482       47,482        47,482       49,430       49,430        49,430
                                          ========     ========      ========     ========     ========      ========

(1) Reflects operating results based on accounting principles generally accepted in the United States (GAAP).

(2) Non-GAAP amounts exclude resolutions of payor contract issues that were unusual in amount and timing.

(3) Non-GAAP amounts exclude a Board-approved retirement package recorded in the first quarter of 2003 and the related tax effect.



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
RCI Announces First Quarter Results
Page 7
April 27, 2004


                             RENAL CARE GROUP, INC.
    SUPPLEMENTAL OPERATING DATA AND RECONCILIATION OF NET INCOME TO EBITDA(1)
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER TREATMENT DATA)

                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                               ----------------------
                                                 2004          2003
                                               --------      --------
OPERATING DATA:
Patients                                         22,619        20,683
Treatments                                      860,249       783,841
Same-market treatment growth                        3.5%          5.5%
Same-market revenue growth                          8.3%         10.2%
Patient revenue per treatment                  $    323      $    308

RECONCILIATION OF NET INCOME TO EBITDA(1):
Net income                                     $ 30,087      $ 21,752
Non-recurring retirement charge                      --         5,430
Depreciation and amortization                    12,163        10,298
Interest expense, net                               965           285
Minority interest                                 7,214         6,308
Provision for income taxes                       18,441        13,323
                                               --------      --------
EBITDA(1)                                      $ 68,870      $ 57,396
                                               ========      ========


(1) The Company defines EBITDA as net earnings or loss before minority interest, interest expense (net), provision for income taxes, depreciation and amortization and all non-cash charges, such as the non-recurring charge for the retirement package for our former chairman and founder recorded in the first quarter of 2003. The Company includes EBITDA because it generally considers EBITDA to be a good indicator of the Company's ability to generate cash flow in order to fund liabilities and reinvest in the Company and its business. EBITDA is not a measurement of financial performance under GAAP and should not be considered a substitute for net income or loss as a measure of performance, or to cash flow as a measure of liquidity.


                                      -END-